EXHIBIT 10.75

STOCK REDEMPTION AGREEMENT
BETWEEN
STAFF BUILDERS, INC.
and

AMERICAN HOMECARE MANAGEMENT CORP.








































 STOCK REDEMPTION AGREEMENT

              THIS STOCK REDEMPTION AGREEMENT (hereinafter referred to as the "Agreement") is made and entered into as of the 18th day of March, 1997 by and between STAFF BUILDERS, INC., a Delaware corporation (the "SELLER") and American HomeCare Management Corp. ("BUYER"), a Delaware corporation.

BACKGROUND

                      WHEREAS, there are presently 1,000 shares issued and outstanding of BUYER,
 and

                      WHEREAS, SELLER owns 900 shares of the issued and outstanding capital stock (the "Stock") of BUYER; and

                      WHEREAS, SELLER desires to transfer and sell to BUYER, and BUYER desires to redeem and acquire from SELLER, the Stock, in accordance with the terms and provisions hereinafter set forth.

                      NOW, THEREFORE, for and in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, SELLER and BUYER covenant, represent, warrant, stipulate and agree as follows:

ARTICLE 1.  REDEMPTION AND SALE OF STOCK

            1.1 Redemption and Sale of Stock. At the Closing (as hereinafter defined), subject to the terms and conditions of this Agreement, a certain Loan and Security Agreement of even date
("Loan Agreement"), a certain Promissory Note of even date ("Note") and a certain Collateral Pledge Agreement of even date ("Pledge Agreement"), SELLER agrees to sell, transfer, convey, deliver and assign to BUYER all right, title and interest in and to the Stock, free and clear of all liens and encumbrances, for the consideration hereinafter set forth. This Stock Redemption Agreement, Loan Agreement, Note and Collateral Pledge Agreement are hereby referred to jointly as ("Transaction Documents").


ARTICLE 2.  CLOSING DATE; TRANSFER OF STOCK

           2.1 Closing and Closing Date. The closing hereunder (the "Closing") shall take place at such place and time and on such date as may be agreed to in writing by Seller and Buyer and shall be effective March 18, 1997 ('Closing Date').

           2.2 Transfer of Stock. SELLER shall, at the Closing on the Closing Date, deliver to BUYER original certificates for the Stock, together with a stock powers duly endorsed in favor of BUYER. The
BUYER in turn will deliver the original certificates back to SELLER along with stock powers endorsed in favor of SELLER, pursuant to the Collateral Pledge Agreement. The stock shall be recorded on the books of the BUYER and treated by BUYER as treasury shares.

 ARTICLE 3.  TOTAL CONSIDERATION RECEIVED FOR THE STOCK

           3.1 Total Consideration Received for the Stock. The Total Consideration received (the 'Total Consideration') for the
Stock by SELLER shall be $2,067,339, subject to the adjustments set forth in Section 3.3. Buyer is presently indebted to Seller for advances, loans and capital accounts in the amount of $1,615,996
(the "Current Indebtedness"). It is intended that the Current Indebtedness and the redemption price ($451,343), as reduced by the down payment reflected in Section 3.2 be reflected in a single note in the form of Exhibit A attached hereto.

           3.2 Payment of Total Consideration. At Closing Buyer shall pay Seller $100,000 in cash, certified check, or wire transfer reflecting the funds contributed to Buyer by the Shareholders of Buyer (other than Seller). Buyer shall also deliver its Promissory
Note in the form of Exhibit A attached (the "Promissory Note") hereto in the amount of $1,967,339 representing the sum of (I) the balance of the Redemption Price and (ii) the Current Indebtedness.
The Promissory Note shall bear interest at prime rate plus 3%.
Following Closing, but in no event later than April 30, 1997, Buyer shall deliver a Substitute Note revised to reflect the adjustments set forth in Section 3.3 and any payments on the Promissory Note received by the Lender prior to the date of delivery of the Substituted Note.



           3.3 Post Closing Adjustment. The Total Consideration and the Promissory Note shall be adjusted as follows: 1) increased by 90% of any net profits of Buyer for the period February 1, 1997 through March 18, 1997, plus; 2) increased by any increase in the income taxes payable for the period February 1, 1997 through March 18, 1997, plus; 3) increased by all Buyer's intercompany interest and insurance costs for the period Feb. 1, 1997 through March 18, 1997.


ARTICLE 4. REPRESENTATIONS AND  WARRANTIES  OF SELLER

                      SELLER hereby represents and warrants to BUYER both as of the date hereof and the Closing Date as follows:

           4.1        Organization of SELLER; Good Standing; Qualifications;
Charter and By-Laws;                            Subsidiaries.

         (a) SELLER is a corporation, duly organized, and is in good standing under the laws of the State of Delaware.

         (b) Except as stated herein, the Stock is owned by SELLER free and clear of any liens, claims, pledges or other encumbrances. The Stock has not been issued in violation of any preemptive rights of shareholders and there are no outstanding warrants, calls, options or other rights or claims with respect to the Stock or the issuance or transfer of the Stock. There is a shareholder agreement entered into as of March 13, 1996 with respect to the Stock ('Shareholders Agreement') which Shareholders Agreement is to be rescinded simultaneously with the Closing hereunder by a Rescission Agreement. At Closing, SELLER shall transfer good and valid title to the Stock to BUYER, free and clear of any liens, claims, pledges, rights or other encumbrances.

            (c)        The transfer of the Stock by SELLER to
BUYER is exempt from registration under applicable federal and state securities laws.

            4.2       Authority.

                      (a) SELLER has full power and has taken all actions necessary to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the other Transaction Documents constitute the legal, valid and binding obligation of SELLER enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors, rights generally, and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

                     (b) Neither the execution or delivery of this Agreement and the other Transaction Documents nor the consummation of the transactions contemplated hereby will (i) except for obtaining the required consents as set forth on Schedule 4.2 and except for obtaining any consent where the failure to obtain such consent would not materially or adversely affect the assets or the financial condition of SELLER, conflict with, constitute a breach, violation or termination of any provision of any contracts and other agreements to which SELLER is a party or by which SELLER is bound,
(ii) conflict with or violate the Articles of Incorporation or By-laws, of SELLER (iii) violate any statute, law, regulation, judgment, rule, order or any other restriction of any kind or character applicable to SELLER, except for any statute, law, regulation, judgment, rule, order, license, permit or any other restriction, where the violation thereof would not materially or adversely effect the Stock, the assets or the financial condition of SELLER.

         (c) Seller 1) has operated the business in the ordinary course and neither made nor received any distributions or dividends since the balance sheet dated January 31, 1997. 2) represents that upon delivery, of the Amended Promissory Note Buyer will not be indebted to Seller or any of its affiliates except with respect to the Transaction Documents. 3) to the best of its knowledge, believes the balance sheet as of January 31, 1997 is true and correct in all material aspects.

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF BUYER

          BUYER represents and warrants to SELLER, both as of the date hereof and as of the Closing Date, as follows:






           5.1        Authority.

         (a) BUYER has full corporate power and has taken all action necessary to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the other Transaction Documents to which BUYER is a party constitute legal, valid and binding obligations of BUYER enforceable against BUYER in accordance with its terms, except to the extent that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors, rights generally, and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.
         (b) Neither the execution or delivery of this Agreement and the other Transaction Documents nor the consummation of the transactions contemplated hereby will (i) except for obtaining any consent, where the failure to obtain such consent would not materially or adversely affect the assets or the financial condition of BUYER, conflict with, constitute a breach, violation or termination of any provision of any contracts and other agreements to which BUYER is a party or by which he is bound, (ii) conflict with or violate the Articles of Incorporation or By-laws of BUYER, or (iii) violate any law, regulation, judgment, rule, order or any other restriction of any kind or character applicable to BUYER or any of his properties or assets, the violation of which could have a material adverse effect on the financial condition of BUYER.

5.2 No Adverse Action. There are no actions, suits, claims or other proceedings pending or, to the best of BUYER's knowledge, threatened or injunctions or orders entered, pending or, to the best of BUYER's knowledge, threatened against BUYER, to restrain or prohibit the consummation of the transactions contemplated hereby.

ARTICLE 6.  COVENANTS AND AGREEMENTS OF SELLER AND BUYER

6.1 Actions Pending Closing. From the date hereof to the Closing, except as otherwise contemplated by this Agreement, SELLER and BUYER covenant and agree as follows:

           (a) BUYER will be operated in the usual and ordinary manner consistent with past practices and will preserve its present business organization intact, and preserve its present relationships with persons having business dealings with it and to take such actions as are necessary and to cause the transition of such business operations and employee and other relationships to BUYER as of the Closing Date, as contemplated by this Agreement.

           (b) All assets of BUYER will be used, operated, maintained and repaired in the usual and ordinary course of BUYER's business consistent with past practices.

           (c) BUYER will not permit any insurance policy naming it as a beneficiary or a loss payable payee covering any of its assets or its operations to be canceled, terminated or modified or any of the coverage thereunder to lapse unless simultaneously with such termination or cancellation.

           (d) BUYER will timely file (including all applicable extensions) all tax returns and reports required to be filed prior to Closing with any federal, state or local governments or governmental agencies.

           (e) BUYER shall not make or institute any methods of collection, credit, billing, management, accounting or operation which are not in the usual and customary course of its business, consistent with BUYER's past practices.

           (f) SELLER shall not transfer, pledge, create or permit to exist any lien, claim or other encumbrance against any of the Stock nor issue any options, warrants or other rights with respect thereto.

           (g) From the date hereof, through and including the Closing Date, BUYER shall not amend in any material respect its Articles of Incorporation or By-laws.

           (h) Buyer will pay all claims by certain of Seller's franchisees relating to Buyer's business activities in that franchisee's territory, occurring prior to Closing. Subsequent to the execution of this Agreement, Buyer will have no obligation to franchisees with respect to future business.

           6.2 Consents. SELLER and BUYER shall use good faith efforts and cooperate with each other in obtaining all necessary consents required for the transfer of the Stock to BUYER.

           6.3 Post-Closing Access to Information. SELLER and BUYER acknowledge that subsequent to Closing each party may need access to information or documents in the control or possession of the other party for the purposes of concluding the transactions herein contemplated, audits, compliance with governmental requirements and regulations, and the prosecution or defense of third party claims. Accordingly, SELLER and BUYER agree that after Closing each will make reasonably available to the other's agents, independent auditors and/or governmental agencies upon written request and at the expense of the requesting party such documents and information as may be available relating to the Stock for periods prior and subsequent to Closing to the extent necessary to facilitate concluding the transactions herein contemplated, audits, compliance with governmental requirements and regulations and the prosecution or defense of claims.


ARTICLE 7.  CONDITIONS TO BUYER'S OBLIGATION TO CLOSE

          Each and every obligation of BUYER to be performed at or before the Closing hereunder is subject to the satisfaction on or prior to the Closing Date of the conditions set forth below, any one or more of which may be waived by BUYER.

     7.1 Compliance with Agreement. SELLER shall have performed all of its obligations and agreements, and complied, in all material respects, with all covenants, warranties and conditions contained in this Agreement which are required to be performed or complied with by them on or prior to the Closing Date.

     7.2 Representations and Warranties. The representations and warranties of SELLER contained in this Agreement and the other
Transaction Documents shall be true, complete and correct, in all material respects, on and as of the date made and as of the Closing
Date with the same force and effect as though such representations and warranties had been made or given on the Closing Date.

     7.3 Approvals and Consents. The material consents, approvals and waivers as set forth on Schedule 4.2 hereto necessary in order to consummate the transactions contemplated hereby shall have been obtained.

      7.4 No Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions herein contemplated or which would prohibit BUYER's redemption of the Stock.

      7.5 No Material Adverse Change. No event or condition resulting in a materially adverse change in the financial condition of BUYER or its assets shall have occurred and be continuing.

     7.6 Deliveries. BUYER shall have received from SELLER all of the other documents required to be delivered by them pursuant to Section l0.l(a) of this Agreement.

ARTICLE 8.  CONDITIONS TO SELLER'S OBLIGATION TO CLOSE

          Each and every obligation of SELLER to be performed at or before the Closing hereunder is subject to the satisfaction on or prior to the Closing Date of the conditions set forth below, any one or more of which may be waived by SELLER, except 8.6:

     8.1 Compliance with Agreement. BUYER shall have performed all of its obligations and agreements and complied, in all material respects, with all covenants, warranties and conditions contained in this Agreement which are required to be performed or complied with by BUYER on or prior to the Closing Date.

     8.2 Representations and Warranties. The representations and warranties of BUYER contained in this Agreement and the other
Transaction Documents shall be true, complete and correct, in all material respects, on and as of the date made and as of the Closing
Date with the same force and effect as though such representations and warranties had been given on the Closing Date.

     8.3 Approvals and Consents. Except as provided for in 8.6, the material consents, approvals and waivers as set forth on
Schedule 4.2 hereto necessary in order to consummate the transactions contemplated hereby shall have been obtained.

     8.4 No Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions herein contemplated or which would prohibit BUYER's redemption of the Stock.

      8.5 Deliveries. SELLER shall receive from BUYER all of the other documents required to be delivered by BUYER pursuant to Section l0.l(b) of this Agreement.

           8.6 Consent: This Agreement is subject to and conditioned upon SELLER receiving the consent of Mellon Bank NA to the sale contemplated hereunder and the related Transactions.

ARTICLE 9.  TERMINATION

           9.1  Termination Prior to the Closing Date.
Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time:

(i) On or prior to the Closing Date by mutual written consent of BUYER and SELLER.

(ii) By BUYER, if the conditions specified in Article 7 have not been satisfied or waived by BUYER as of the Closing Date;

(iii) By SELLER, if the conditions specified in Article 8 have not been satisfied or waived by SELLER as of the Closing Date;

(iv) By BUYER or SELLER, on April 1, 1997, if the Closing has not occurred by such date;

(v) At the election of the SELLER prior to the Closing Date, if the BUYER has breached any representation, warranty, covenant or agreement contained in this Agreement or consent of Mellon Bank as required under Article 8.6 has not been received by March 15, 1997.

(vi) At the election of the BUYER prior to the Closing Date, if the SELLER has breached any representation, warranty, covenant or agreement contained in this Agreement;

(vii) At the election of the SELLER or the BUYER, if any legal proceeding is commenced or threatened by any court or governmental agency directed against the consummation of the Closing or any other transaction contemplated under this Agreement; or

In the event of the termination of this Agreement pursuant to this Section 9.1 this Agreement shall automatically terminate and be of no further force and effect, and there shall be no liability hereunder (except if termination occurs pursuant to clauses (v) or (vi) above).


ARTICLE 10.  DELIVERIES AT AND AFTER CLOSING

   10.1       Deliveries at Closing.

(a) At Closing, SELLER shall deliver to BUYER:

(i) Certificates for the Stock, together with stock powers duly endorsed in favor of BUYER;

(ii) A Resignation from each of SELLER's designated Directors and Officers of BUYER; and

(iii)      Executed copies of the Transaction Documents.

(iv) Executed copy of a Rescission Agreement with respect to a Shareholder Agreement dated as of March 13, 1996.

(b)        At Closing, BUYER shall deliver to SELLER:

(i)        Executed copies of the Transaction Documents.

(ii) Certificates for the Stock, together with stock powers duly endorsed in favor of SELLER, pursuant to the Collateral Pledge Agreement.


ARTICLE 11. INDEMNIFICATION

           1.1        SELLER's Indemnity of BUYER.

(a) SELLER shall indemnify BUYER and hold it harmless from and against:

(i) any and all damages, expenses and losses suffered, paid or incurred, or to be suffered, paid or incurred in the future, by BUYER arising out of any inaccuracies in or any breach of any representation, covenant, agreement or warranty on the part of SELLER herein contained or in any other Transaction Document; and

(ii) any and all reasonable costs and expenses of BUYER related to clause (i) above including reasonable attorney's fees in connection with the prosecution, defense or appeal of any suit or action in connection therewith.
           (All of such items described in paragraphs (i) and (ii) above are collectively referred to hereinafter as the "BUYER's Loss.")

(b) Whenever it shall come to the attention of BUYER that it has suffered or incurred, or may suffer or incur, any BUYER's Loss, BUYER all give prompt written notice to SELLER of such anticipated or actual loss, damage, cost or expense, and BUYER will permit SELLER, at SELLER's option and expense, to conduct the defense against any such claims or actions, and will cooperate with SELLER in such defense in such manner as SELLER may reasonably request. If SELLER elect not to, or fail to, defend against such claims or actions, BUYER shall have the right to defend against such claims or actions at SELLER's expense. If BUYER shall defend against such claim or action at SELLER's expense, BUYER agrees that it will not settle or permit the settlement of any matter giving rise to any BUYER's
           Loss without the prior written consent of SELLER (which consent will not be unreasonably withheld).

(c) BUYER's right to assert a claim against SELLER for indemnification pursuant to this Section 11.1 shall survive the Closing.

(d) It is expressly agreed that BUYER shall not be entitled to any indemnification from SELLER whether pursuant to this Section 11.1 or otherwise arising out of the sale of the Stock to BUYER or the transaction contemplated by this Agreement, in excess of the Total Consideration paid to SELLER.

e) BUYER shall use its best efforts to utilize any applicable insurance to reduce any BUYER's Loss.

           11.2        BUYER's Indemnity of SELLER.

(a)       BUYER shall indemnify SELLER and hold it harmless from and against:

(i) any and all damages, expenses and losses suffered, paid or incurred, or to be suffered, paid or incurred in the future, by SELLER arising out of any inaccuracies in or breach of any representation, covenant, agreement or warranty on the part of BUYER herein contained or in any other
          Transaction Document;

(ii) any and all reasonable costs and expenses of SELLER related to clause (i) above including reasonable attorney's fees in connection with the prosecution, defense or appeal of any suit or action in connection therewith.

(All of such items described in paragraphs (i) and (ii) above are collectively referred to hereinafter as the "SELLER's Loss.")

(b) Whenever it shall come to the attention of SELLER that it has suffered or incurred, or may suffer or incur, any SELLER's Loss, SELLER shall give prompt written notice to BUYER of such anticipated or actual loss, damage, cost or expense, and SELLER will permit BUYER, at BUYER's option and expense, to conduct the defense against any such claims or actions, and will cooperate with BUYER in such defense in such manner as BUYER may reasonably request. If BUYER elects not to, or fails to, defend against such claims or actions, SELLER shall have the right to defend against such claims or actions at BUYER's expense. If SELLER shall defend against such claim or actions at BUYER's expense SELLER agree that it will not settle or permit the settlement of any matter giving rise to any SELLER's Loss without the prior written consent of BUYER (which consent will not be unreasonably withheld).

(c) SELLER's right to assert a claim against BUYER for indemnification pursuant to this Section 11.2 shall survive the Closing.

(d) It is expressly agreed SELLER shall not be entitled to any indemnification from BUYER, whether pursuant to this Section 11.2 or otherwise arising out of the sale of the Stock to BUYER or the transaction contemplated by this Agreement, in excess of the Total Consideration.


ARTICLE 12.  MISCELLANEOUS

13.1 Notices. Any notice, request, consent or communication under this Agreement shall be effective only if it is in writing and personally delivered or sent by a nationally recognized overnight delivery service with delivery confirmed, or telexed or telecopied, with receipt confirmed (provided that if telexed or telecopied, with a copy also send by regular United States mail), or deposited in the United States mail, with postage prepaid thereon, certified or registered mail, return receipt requested, addressed as follows:

If to BUYER:                       American HomeCare Management Corp.
                                   808 North By-Pass
                                   Kennett, MO  63857
                                   Attn:  President

If to SELLER:
                                   Staff Builders, Inc.
                                   1983 Marcus Avenue
                                   Lake Success, NY 11042
                                   Attn: Stephen Savitsky,
                                   Chief Executive officer
                                   Fax No.: (516) 358-9128


With Copy To:
                                   Staff Builders, Inc.
                                   1983 Marcus Avenue
                                   Lake Success, NY 11042

                                   Attn: Renee J. Silver
                                   Vice President & General Counsel
                                   Fax No.: (516) 327-8636


or such other persons and/or addresses as shall be furnished in writing by any party to the other party, and shall be deemed to have been given as of the date when so personally delivered, or the next day when delivered during business hours to such overnight delivery service properly addressed or when receipt of a telex or telecopy is confirmed, or upon the earlier to occur of receipt or five (5) business days after mailed as provided above, as the case may be, unless the sending party has actual knowledge that such notice was not received by the intended recipient.


           12.2       Parties in Interest and Assignment.

(a) This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and assigns.

(b) Neither this Agreement nor any of the rights (except the right to receipt of any payment) or duties of any party hereto may be transferred or assigned to any person except by a written agreement executed by all of the parties hereto; provided, however, that BUYER may assign its rights or delegate its duties hereunder to a wholly owned subsidiary of BUYER.

(c) It is expressly agreed that this Agreement is not intended to create any rights in respect of any third party beneficiaries.

           12.3 Modification. This Agreement may not be amended or modified except by writing signed by an the parties or authorized officer of all of the parties hereto. No waiver of the performance or breach of, or default under, any condition or obligation hereof shall be deemed to be a waiver of any other performance, or breach of, or default under the same or any other condition or obligation of this Agreement.

           12.4 Entire Agreement. This Agreement, together with those related agreements contemplated by this Agreement, embodies the entire agreement between the parties hereto and cancels and supersedes all previous agreements and understandings relating to the subject matter of this Agreement, written or oral, between the parties hereto. There are no agreements, representations, or warranties between the parties other than those set forth or provided herein.

           12.5 Execution in Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

           12.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

           12.7 Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, including all matters of enforcement, validity and performance. All litigation brought or held on the basis of this Agreement shall be brought and held in the appropriate state or federal court for Nassau County, New York.

           12.8 Schedules. All of the Schedules attached hereto are incorporated herein and made a part of this Agreement by this reference thereto.

           12.9 Severability. In case one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the invalidity or illegality or unenforceability shall not affect any other provision and this Agreement shall be construed as if the invalid, illegal or unenforceable provision had never been contained in it.

          12.10 Certain Post Closing Matters. Following the Closing, each party agrees to cooperate with the other and shall take such actions, deliver such documents to BUYER and execute such documents as may reasonably be requested in order to carry out the purpose of this Agreement and the other Transaction Documents.

 IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                                STAFF BUILDERS, INC.


                                                BY: /s/ Stephen Savitsky

                                                AMERICAN HOMECARE
                                                        MANAGEMENT CORP.


                                                By: /s/ Larry Campbell






STOCKPU5/WD/M